UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 4, 2020

Date of Report (date of earliest event reported)

AMBARELLA, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-35667	98-0459628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3101 Jay Street

Santa Clara, CA 95054

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 734-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00045 par value	AMBA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 4, 2020, Ambarella, Inc. held its 2020 Annual Meeting of Shareholders. Of the 34,339,388 ordinary shares outstanding as of April 13, 2020, the record date for the meeting, 28,944,240 ordinary shares were represented at the meeting in person or by proxy, constituting approximately 84% of the outstanding ordinary shares entitled to vote. The matters voted upon at the meeting and the voting results with respect to each such matter are set forth below:

(i)	Election of three Class II directors for a term of three years expiring in 2023:

Name	For	Withheld
Leslie Kohn	20,934,715	1,105,527
D. Jeffrey Richardson	21,044,050	996,192
Elizabeth M. Schwarting	21,830,207	210,035

There were 6,903,998 broker non-votes with respect to the election of each of the directors listed above.

In connection with her election to the Board, Ms. Schwarting was also appointed by the Board as a member of the Board’s Nominating and Corporate Governance Committee.

(ii)	Ratification of appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending January 31, 2021:

For: 28,537,253	Against: 279,489	Abstentions: 127,498

(iii)	Approval, on an advisory basis, of the compensation of the company’s named executive officers:

For: 19,895,002	Against: 1,997,002	Abstentions: 148,238

There were 6,903,998 broker non-votes with respect to this proposal.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2020	Ambarella, Inc.

/s/ Kevin C. Eichler
Kevin C. Eichler
Chief Financial Officer